Exhibit 10.1
INDEMNIFICATION AGREEMENT
This INDEMNIFICATION AGREEMENT (this “Agreement”), dated as of April  _____, 2011, is between GTSI Corp., a Delaware corporation (the “Company”), and  _______________  (“Indemnitee”).
RECITALS
A. Indemnitee is a director of the Company and in such capacity is performing valuable services for the Company.
B. The Company and Indemnitee recognize the difficulty in obtaining liability insurance, the significant cost of such insurance and the periodic reduction in the coverage of such insurance for a designated director.
C. The Company and Indemnitee further recognize the substantial increase in legal and litigation risks such designated directors are exposed to, at the same time such liability insurance is being severely limited, regarding matters reasonably believed to be in or not opposed to the best interest of the Company.
D. The Company has adopted and its stockholders have approved bylaws, as amended (the “Bylaws”) providing for the indemnification of the Company’s directors and officers to the full extent permitted by Section 145 of the General Corporation Law of Delaware (the “Statute”).
E. The Bylaws and the Statute specifically provide that they are not exclusive, and they thereby contemplate that contracts may be entered into between the Company and its directors and officers with respect to indemnification.
F. To induce Indemnitee to serve or continue to serve the Company as its designated director, the Company desires to confirm the contract indemnification rights provided in the Bylaws and the Statute to provide Indemnitee with the benefits contemplated by this Agreement.
1. INDEMNITY OF INDEMNITEE
1.1. SCOPE
The Company agrees to hold harmless and indemnify Indemnitee to the full extent permitted by law, the Company’s Restated Certificate of Incorporation, and its Bylaws. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule regarding the right of a Delaware corporation to indemnify a member of its board of directors, such change, to the extent it would expand Indemnitee’s rights hereunder, shall be included within Indemnitee’s rights and the Company’s obligations hereunder, and, to the extent it would narrow Indemnitee’s rights or the Company’s obligations hereunder, shall be excluded from this Agreement; provided, however, that any change required by applicable laws, statutes or rules to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee’s rights or the Company’s obligations hereunder. For purposes of this Agreement, the meaning of the phrase “to the full extent permitted by law” will include the fullest extent permitted by Section 145 of the Statute or any section that replaces or succeeds Section 145 of the Statute with respect to such matters.

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1.2. MANDATORY PAYMENT OF EXPENSES
To the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding (as defined below), or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.
1.3. NONEXCLUSIVITY
The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Restated Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors, the Statute or otherwise, whether as to action in Indemnitee’s official capacity or otherwise.
1.4. INCLUDED COVERAGE
If Indemnitee was or is made a party, or is threatened to be made a party to, or is otherwise involved (including as a witness) in any Proceeding (as defined below), the Company shall hold harmless and indemnify Indemnitee from and against any and all losses, claims, damages, liabilities or expenses, including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, witness fees, amounts paid in settlement and other expenses incurred in connection with such Proceeding (collectively, “Damages”).
1.5. DEFINITION OF PROCEEDING
For purposes of this Agreement, “Proceeding” shall mean any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) and whether formal or informal, in which Indemnitee is, was or becomes involved by reason of the fact that Indemnitee is or was a director, officer, employee, trustee or agent of the Company or that, being or having been such a director, officer, employee, trustee or agent, Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively, a “Related Company”), including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by Indemnitee in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent; provided, however, that, except with respect to an action to enforce the provisions of this Agreement, “Proceeding” shall not include any action, suit, claim or proceeding instituted by or at the direction of Indemnitee, unless such action, suit, claim or proceeding is or was authorized by the Company’s Board of Directors.

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1.6. DETERMINATION OF ENTITLEMENT
If a determination of Indemnitee’s entitlement to indemnification is required pursuant to Section 145(d) of the Statute or a successor statute or pursuant to other applicable law, the appropriate decision maker shall make such determination. The deadline for the Company to provide Indemnitee with its determination is thirty days after the Proceeding has concluded.
1.7. CONTRIBUTION
If the indemnification provided under Section 1.1 is unavailable by reason of a court decision, based on grounds other than any of those set forth in paragraphs (b) through (d) of Section 4.1, then, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Damages (including attorneys’ fees) actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (a) the relative benefits received by the Company on the one hand and Indemnitee on the other from the transaction from which such Proceeding arose and (b) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events that resulted in such Damages as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Damages.
If the Proceeding results in a final judicial adjudication of the allocation of liability between the Company and Indemnitee, that adjudication shall be binding on the Company and Indemnitee. If the Proceeding does not result in a final adjudication of the allocation of liability between the Company and Indemnitee, and the matter is disputed, then either the Company or Indemnitee may submit the matter to arbitration supervised by the American Arbitration Association and governed by the American Arbitration Association’s Commercial Arbitration Rules, except that no discovery shall be permitted, and the arbitration must conclude within six months of the matter’s submission.
1.8. SURVIVAL
The indemnification and contribution provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to serve the Company or a Related Company, and shall continue so long as Indemnitee shall be subject to any possible Proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director of the Company or serving in any other capacity referred to in Section 1.5 of this Agreement.

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1.9. CHANGE OF CONTROL
The Company agrees that if there is a Change of Control (as defined below) of the Company, then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payment of expenses and advancement of expenses under this Agreement or any other agreement or under the Company’s Restated Certificate of Incorporation or Bylaws as now or hereafter in effect, Independent Legal Counsel (as defined below) shall be selected by the Indemnitee and approved by the Company, which approval shall not be unreasonably withheld, conditioned or delayed.  Such Independent Legal Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Company agrees to abide by such opinion.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
1.10. DEFINITION OF CHANGE OF CONTROL
For purposes of this Agreement, a “Change of Control” shall be deemed to have occurred upon the happening of any of the following events:
1. any “person,” including a “group,” as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (collectively the “Exchange Act”), other than a trustee or other fiduciary holding the Company’s voting securities (“Voting Securities”) under any Company-sponsored benefit plan, becomes the beneficial owner, as defined under the Exchange Act, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of more than 50% of the outstanding Voting Securities;
2. a cash tender or exchange offer is completed for such amount of Voting Securities which, together with the Voting Securities then beneficially owned, directly or indirectly, by the offeror (and affiliates thereof) constitutes more than 50% of the outstanding Voting Securities;
3. except in the case of a merger or consolidation in which (a) the Company is the surviving corporation and (b) the holders of Voting Securities immediately prior to such merger or consolidation beneficially own, directly or indirectly, more than 50% of the outstanding Voting Securities immediately after such merger or consolidation (there being excluded from the number of Voting Securities held by such holders, but not from the outstanding Voting Securities, any Voting Securities received by affiliates of the other constituent corporation(s) in the merger or consolidation in exchange for stock of such other corporation), the Company’s stockholders approve an agreement to merge, consolidate, liquidate or sell all or substantially all of the Company’s assets; or
4. a majority of the Company’s directors are elected to the Board without having previously been nominated and approved by the members of the Board incumbent on the day immediately preceding such election.

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For purposes of this definition, an “affiliate” of a person shall mean a person that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.
1.11. DEFINITION OF INDEPENDENT LEGAL COUNSEL
For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys who shall not have otherwise performed services within the last five years for the Company or for Indemnitee.
2. EXPENSE ADVANCES
2.1. GENERALLY
The right to indemnification of Damages conferred by Section 1 shall include the right to have the Company pay Indemnitee’s expenses in any Proceeding as such expenses are incurred and in advance of such Proceeding’s final disposition (such right, an “Expense Advance”).
2.2. CONDITIONS TO EXPENSE ADVANCE
The Company’s obligation to provide an Expense Advance is subject to the following conditions:
2.2.1. UNDERTAKING
If the Proceeding arose in connection with Indemnitee’s service as a director of the Company (and not in any other capacity in which Indemnitee rendered service, including service to any Related Company), then Indemnitee or Indemnitee’s representative shall have executed and delivered to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee’s financial ability to make repayment, by or on behalf of Indemnitee, to repay all Expense Advances if it shall ultimately be determined by the Company that Indemnitee is not entitled to be indemnified by the Company.
2.2.2. COOPERATION
If the Company and the Indemnitee are not adverse in the Proceeding, then Indemnitee shall give the Company such information and cooperation as it may reasonably request and as shall be within Indemnitee’s power.
2.3. TIMING OF PAYMENTS
An Expense Advance pursuant to Section 2.1 will be made as within sixty days after the receipt by the Company of a written statement or statements from Indemnitee requesting such Expense Advance (which statement or statements will include, if requested by the Company, reasonable detail underlying the expenses for which the Expense Advance is requested), whether such request is made prior to or after final disposition of such Proceeding. Such request shall be directed to the Office of General Counsel of the Company and shall be given in accordance with the provisions of Section 8(a) and must be accompanied by or preceded by the undertaking in Section 2.2.1., if then required by the Statute or any other applicable law.

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3. INDEMNIFICATION PROCEDURES AND ENFORCEMENT
3.1. NOTIFICATION OF PROCEEDING; REQUEST FOR INDEMNIFICATION
Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not, however, relieve the Company from any liability which it may have to Indemnitee under this Agreement unless and only to the extent that such omission can be shown to have prejudiced the Company. To obtain indemnification, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final determination of the Proceeding. The Company shall, as soon as reasonably practicable after receipt of such a request for indemnification, advise the Board of Directors that Indemnitee has requested indemnification. Any delay in the request will not relieve the Company from its obligations under this Agreement, except to the extent such delay can be shown to have prejudiced the Company. Notice to the Company and any written request for indemnification in accordance to this Agreement shall be directed to the Office of General Counsel of the Company and shall be given in accordance with the provisions of Section 8(a).
3.2. TIMING OF PAYMENTS
All payments of Expense Advances will be made no event later than sixty days after such written request for indemnification is submitted to the Company; provided, however, that any other payment of Damages will be made before the Proceeding has been concluded for sixty days.
3.3. TIME FOR SUBMISSION REQUEST
Indemnitee will be required to submit any request for indemnification pursuant to Section 3.1 within a reasonable time, not to exceed thirty days, after learning of the Proceeding.
3.4. ENFORCEMENT
If any claim for indemnity, whether an Expense Advance or otherwise, is made hereunder and is not paid in full within the applicable time periods set forth in Sections 2.3 and 3.2, Indemnitee may, but need not, at any time thereafter bring suit against the Company to recover the unpaid amount of the claim (an “Enforcement Action”). It shall be a defense to any Enforcement Action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed.

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3.5. PRESUMPTIONS IN ENFORCEMENT ACTION
In any Enforcement Action, the following presumptions (and limitation on presumptions) shall apply:
(a) The Company expressly affirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereunder to induce Indemnitee to continue as a director of the Company;
(b) Neither (i) the failure of the Company (including the Company’s Board of Directors, independent or special legal counsel or the Company’s stockholders) to have made a determination prior to the commencement of the Enforcement Action that indemnification of Indemnitee is proper in the circumstances nor (ii) an actual determination by the Company, its Board of Directors, independent or special legal counsel or stockholders that Indemnitee is not entitled to indemnification shall be a defense to the Enforcement Action or create a presumption that Indemnitee is not entitled to indemnification hereunder; and
(c) If Indemnitee is or was serving as a director of a corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Company or in an Indemnitee or management capacity in a partnership, joint venture, trust or other enterprise of which the Company or a wholly owned subsidiary of the Company is a general partner or has a majority ownership, then such corporation, partnership, joint venture, trust or other enterprise shall conclusively be deemed a Related Company and Indemnitee shall conclusively be deemed to be serving such Related Company at the Company’s request.
3.6. ATTORNEYS’ FEES AND EXPENSES FOR ENFORCEMENT ACTION
If Indemnitee is required to bring an Enforcement Action, the Company shall pay all of Indemnitee’s fees and expenses in bringing and pursuing the Enforcement Action including attorneys’ fees at any stage, including on appeal); provided, however, that the Company shall not be required to provide such payment for such attorneys’ fees or expenses if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Enforcement Action was not made in good faith.
3.7. NOTICE TO INSURERS
If, at the time of the receipt of a notice of a Proceeding pursuant to Section 3.1, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

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4. LIMITATIONS ON INDEMNITY; MUTUAL ACKNOWLEDGMENT
4.1. LIMITATIONS ON INDEMNITY
No indemnity pursuant to this Agreement shall be provided by the Company:
(a) On account of any suit in which a final, unappealable judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended;
(b) For Damages that have been paid directly to Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Company;
(c) With respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;
(d) On account of Indemnitee’s conduct which is finally adjudged to have been intentional misconduct, a knowing violation of law, a violation of Section 174 of the Statute or a transaction from which Indemnitee derived an improper personal benefit; or
(e) If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.
4.2. SEC UNDERTAKING
Indemnitee understands and acknowledges that the Company may be required in the future to undertake with the Securities and Exchange Commission (the “SEC”) to submit in certain circumstances the question of indemnification to a court for a determination of the Company’s right under public policy to indemnify Indemnitee.
5. DEFENSE OF CLAIM
With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof and the Indemnitee is not adverse to the Company and has concluded reasonably that no conflict of interest exists between the Company and Indemnitee:
(a) The Company may participate therein at its own expense;
(b) The Company, jointly with any other indemnifying party similarly notified, may assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal or other expenses (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense thereof unless (i) the employment of counsel by Indemnitee has been authorized by the Company or (ii) the Company shall not, in fact, have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the Company’s expense;

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(c) The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent;
(d) The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent; and
(e) Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement, provided that Indemnitee may withhold consent to any settlement that does not provide a complete release of Indemnitee.
6. SEVERABILITY
Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or to fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable, as provided in this Section 6, and if this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify or make contribution to Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.
7. GOVERNING LAW; BINDING EFFECT; AMENDMENT AND TERMINATION
(a) This Agreement shall be interpreted and enforced in accordance with the laws of Delaware.
(b) This Agreement shall be binding on Indemnitee and on the Company and its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, personal representatives and assigns and to the benefit of the Company and its successors and assigns. The Company shall not effect any sale of substantially all of its assets, merger, consolidation or other reorganization in which it is not the surviving entity, unless the surviving entity agrees in writing to assume all such obligations of the Company under this Agreement.
(c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

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8. NOTICES
(a) All notices, claims and other communications hereunder shall be in writing and made by hand delivery, registered or certified mail (postage prepaid, return receipt requested), facsimile or overnight air courier guaranteeing next-day delivery:
If to the Company:
Office of General Counsel
GTSI Corp.
2553 Dulles View Drive
Suite 100
Herndon, VA 20171
If to Indemnitee:
To the address specified on the last page of this Agreement or to such other address as Indemnitee may from time to time furnish to the Company by a notice given in accordance with the provisions of this Section 8.
(b) All such notices, claims and communications shall be deemed to have been duly given if (i) personally delivered, at the time delivered, (ii) mailed, five days after dispatched, (iii) sent by facsimile transmission, upon confirmation of receipt, and (iv) sent by any other means, upon receipt.
9. SUBROGATION
In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
10. CONSTRUCTION OF THIS AGREEMENT
(a) Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement and not to any particular provision of this Agreement; and (d) the term “Section” without any reference to a specified document refer to the specified Section of this Agreement.
(b) The words “including,” “include” and “includes” are not exclusive and shall be deemed to be followed by the words “without limitation”; if exclusion is intended, the word “comprising” is used instead.
(c) The word “or” shall be construed to mean “and/or” unless the context clearly prohibits that construction.

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(d) Whatever this agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.
(e) Any reference to applicable laws or any federal, state, local or foreign statute or law, including any one or more sections thereof, shall be deemed also to refer to, unless the context requires otherwise, all rules and regulations promulgated thereunder, including Treasury Regulations.
(f) The word “extent” in the phrase “to the extent” as used in this Agreement means the degree to which a subject or other thing extends and such phrase does not simply mean “if.”
(g) No provision of this Agreement is to be construed to require, directly or indirectly, any person to take any action, or to omit to take any action, to the extent such action or omission would violate applicable laws.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.
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GTSI Corp.,	INDEMNITEE:
a Delaware corporation

By:

Title: Chief Financial Officer	Signature

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